UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2013

GLOBALSTAR, INC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)
300 Holiday Square Blvd. Covington, Louisiana 70433 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (985) 335-1500
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on May 20, 2013, Thermo Funding Company LLC (“TFC”), which is controlled by the principal shareholder, Chairman and Chief Executive Officer of Globalstar, Inc. (the “Company” or “Globalstar”), committed to invest up to $85 million in equity securities of the Company.

Pursuant to their commitment, TFC and Thermo Funding II LLC, a limited liability company also controlled by James Monroe III (“TFII,” and collectively with TFC, “Thermo”), invested $6.0 million on July 29, 2013 and $6.5 million on August 19, 2013, on terms to be determined by a special committee of the Company’s board of directors consisting solely of the Company’s unaffiliated directors. During the period between July 29, 2013 and August 19, 2013, the Company’s voting common stock traded at a price ranging from $0.57 to $0.65 per share. Prior to the August 19 funding, the Company attempted to and was unable to obtain commitments from third party investors to purchase at least $20 million of the Company’s common stock at a price of $0.52 per share (before advisory fees), leaving Thermo as the only party willing to invest $20 million in the Company’s common stock at a price of at least $0.52 per share.

The Company, TFC and TFII entered into a Common Stock Purchase and Option Agreement pursuant to which Thermo agreed to purchase 11,538,461 shares of the Company’s non-voting common stock in exchange for the $6.0 million invested in July and an additional $20 million, or 38,461,538 shares, consisting of the $6.5 million August amount and an incremental $13.5 million as and when requested to do so by the special committee through November 28, 2013. Thermo further agreed to purchase up to $11.5 million of additional shares of non-voting common stock at a price equal to 85% of the average closing price of the voting common stock on the ten trading days immediately preceding the date of the special committee’s request until December 26, 2013.

The terms of the Common Stock Purchase and Option Agreement were approved on October 14, 2013 by the special committee, which was represented by independent legal counsel and which determined that the terms were fair and in the best interests of the Company and its stockholders.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The sale of shares of the Company’s common stock to Thermo pursuant to the Common Stock Purchase and Option Agreement is exempt from registration under Section 4(2) of the Act for transactions not involving a public offering. Thermo has agreed that the shares acquired by it are “restricted securities” and may not be transferred other than pursuant to an effective registration statement under the Act or an applicable exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2013

GLOBALSTAR, INC.

By:	/s/ James Monroe III
Name: James Monroe III
Title: Chief Executive Officer